Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Plant Leasing Contract

#3 Manufacturing
#6 Dormitory

Party A: Henggang Bao’an Economic Development Corporation

Party B: ePak (Hong Kong) Pte. Limited

Party B, due to increasing production demands, leases from Party A one manufacturing plant building No. 3 and one dormitory located in the Jixi Industrial Zone. In order to clarify the rights and obligations of the two parties, and in accordance with the principles of equitability, and mutual benefit and by their own free volition, the two parties have reached an accord as per the following articles and provisions through ample negotiations, for the observance of both parties:

1. The total area of said manufacturing plant and dormitory is 7,678 square meters. Calculated at Renminbi [X] yuan per square meter per month, Party B will be required to pay to Party A Renminbi [X] yuan in rent each month. The above fee shall be paid monthly beginning on December 1, 1999, and shall be paid before the 10th day of each month. Where past due, Party A shall be entitled to assess penalties at an additional 0.1% of the outstanding balance per day.

2. The high voltage power supply area of the manufacturing plant shall be fitted with 315 kVA transformers, the cost of which shall be borne by Party A. Costs beyond 315 kVA shall be borne by Party B. Party B shall be responsible for the low voltage areas under the transformer. Party A shall be responsible for connecting the water pipelines to Party B’s manufacturing plant itself. Party A shall be responsible for fire safety (i.e. the indoors fire hydrant system); Party A shall be responsible for the walls surrounding the manufacturing plant.

3. Party B shall be responsible for fees such as State taxes, industrial and commercial assessments, workers’ wages, worker injuries and accidents, household registration, etc., and Party A shall assist in undertaking the necessary procedures.

4. Party B must comply with the pertinent laws and regulations of the State, to properly undertake the work of fire safety and production safety, and is prohibited from using the “three-in-one” approach, and is prohibited from undertaking unauthorized construction in the factory areas, and is prohibited from blocking the fire safety passageways.

5. Party B’s hiring and labor practices must comply with the population control policies of the State and local governments, and the rate of family planning certification for migrant population arriving form other areas must meet the pertinent standards of the Henggang Township Office for Family Planning.

6. At the time of the Contract signing, Party B shall remit to Party A one month’s rent [X] yuan and security deposit [X] yuan for a total of [X] yuan. At the end of the lease contract’s term, the security deposit [X] yuan shall be refunded to Party B.

7. The water, electrical power, and fire safety systems installed by Party B in the leased manufacturing plant and dormitory as well as the landscaping improvements made to the surrounding areas are the property of Party B.

8. The term of the lease shall be for twenty-five years, i.e. the effective term of the lease contract shall be from December 1, 1999 through December 1, 2024. In the event that Party B terminates the lease contract early, it shall notify Party A one month in advance, and pay compensation equal to one month’s rent and maintenance fees to Party A. In the event that Part A terminates the lease contract early, it shall similarly notify Party B one month in advance, and waive one month’s rent and maintenance fees.

9. This contract shall be made in two identical copies, with each party holding one copy to take effect upon being signed and sealed by the representatives of both parties.

10. Matters not explicitly stated within the contract or disputes that arise in the future shall be resolved through negotiations between parties A and B.

11. During the twenty-five years in which party B leases the manufacturing plant from Party A, the rent from the year 2007 on shall be increased by an additional 10% above the rent for the manufacturing plant at the time; every 5 years thereafter, the rent for the manufacturing plant shall be increased by an additional 10% above the rent for the manufacturing plant at the time.

Party A: Henggang Bao’an Economic Development Corporation, Ltd.	Party B: ePak Hong Kong Pte. Limited

[Circular seal: “Henggang Bao’an Economic Development Corporation”]	ePak Hong Kong Pte Limited

Representative: LI	Representative: KHOO Mao Shi
Authorized signature

December 1, 1999

[Circular seal: “Shenzhen City Longgang District Henggang Bao’an ePak Multi-Product Manufacturing Plant”]

[Partial circular seal on edge of page: “Shenzhen...Corporation, Ltd”]